UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  February 2, 2009

NTN BUZZTIME, INC.
 (Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 2, 2009, Terry Bateman, currently a member of the Company’s Board of Directors, has been appointed Chief Executive Officer of NTN Buzztime, Inc. (the “Company”).

Mr. Bateman, age 52, has served on the Company’s Board since November 1, 2008.  Mr. Bateman served as Chief Executive Officer of Dick Clark Productions, a television production company, from June 2007 to February 2008.  From September 2006 to June 2007, Mr. Bateman served as interim Chief Marketing Officer of the Washington Redskins, a professional football team.  From September 2005 to September 2006, Mr. Bateman served as President and Chief Executive Officer of Barton Cotton, Inc., a provider of integrated direct marketing fundraising services to non-profit organizations, and prior to that, served as its Executive Vice President of Fund Raising beginning in 1998.  He also served as President of Snyder Communications’ Marketing Services Division between 1994 and 1997.  Mr. Bateman holds a B.S. in Economics from the University of Tennessee

Effective February 2, 2009, the Company entered into an employment agreement with Mr. Bateman.  In accordance with the terms of that agreement, Mr. Bateman’s employment is “at will” and he will receive an annual base salary of $375,000.  He will be eligible to receive a cash bonus of up to 50% of his base salary, based on achievement of specified corporate performance targets.  In connection with the commencement of Mr. Bateman’s employment, the Company has granted Mr. Bateman an option to purchase 1,750,000 shares of the Company’s Common Stock, subject to the terms of the Company’s 2004 Performance Incentive Plan and the standard form of the Company’s stock option agreement for executive employees. Subject to Mr. Bateman’s continued service to the Company, the stock options will vest in 48 equal monthly installments over a period of four years.  Mr. Bateman will be entitled to health and life insurance and other benefits generally available to employees of the company.  In the event Mr. Bateman’s employment with the Company is terminated without cause, the Company shall pay, as severance pay, an amount equal to the sum of one (1) month of severance for every two (2) months he has been employed up to a maximum of six (6) months calculated at his base salary rate in effect on the date of termination, which shall be payable in substantially equal installments on a bi-weekly basis over the payment period.  If Mr. Bateman’s employment is terminated with cause, he will not be entitled to any severance benefits.

The foregoing description of Mr. Bateman’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.20 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

Exhibit 10.20	Terry Bateman employment agreement dated February 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

By:	/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

Date:  February 4, 2009